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                                                                      Exhibit 23

                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

         We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-50403) pertaining to the Viragen, Inc. Amended 1997 Stock Option Plan, (Form S-8 No. 33-60131) pertaining to the Viragen, Inc. 1995 Stock Option Plan, Employment Contracts with Key Executives and Stock Option Agreements with Directors of Viragen, Inc., (Form S-8 No. 333-18197) pertaining to the Consulting Agreement with Girmon Investment Co., Limited and Common Stock Purchase Option Granted to Key Employee, (Form S-8 No. 333-37466) pertaining to the Compensatory Stock Options and Warrants Granted to Consultants and Stock Option Agreement with a Key Executive, (Form S-3 No. 333-32306) and (Form S-3 No. 333-37464), of our report dated September 8, 2000, with respect to the consolidated financial statements of Viragen, Inc., included in the Annual Report (Form 10-K) for the year ended June 30, 2000.

                                    /s/ Ernst & Young LLP

Miami, Florida
September 22, 2000